Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-QSB of Eastern Environment Solutions, Corp. (the "Company") for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Yun Wang
Yun Wang Chief Executive Officer Date: November 13, 2007

/s/ Jianhua Sun
Jianhua Sun Chief Financial Officer Date: November 13, 2007

A signed original of this written statement required by Section 906 has been provided to Eastern Environment Solutions, Corp. and will be retained by Eastern Environment Solutions, Corp. and furnished to the Securities and Exchange Commission or its staff upon request.